Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Axcella Health Inc. (the “Company”) for the quarterly period ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, William R. Hinshaw, Jr., Chief Executive Officer, President and Director of the Company, and Shane Maltbie, Vice President, Corporate Finance and Interim Accounting Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2019	By:	/s/ William R. Hinshaw, Jr.
William R. Hinshaw, Jr. President, Chief Executive Officer and Director (Principal Executive Officer)

Date: November 12, 2019	By:	/s/ Shane Maltbie
Shane Maltbie Vice President, Corporate Finance and Interim Accounting Officer (Principal Financial Officer)

ACTIVE/100565275.4